Exhibit 4.4(c)



                                             May 29, 1996



French Fragrances
14100 N.W. 60th Avenue
Miami Lakes, FL 33014

Gentlemen:

       Reference is hereby made to that certain Credit Agreement dated as of March 14, 1996 among French Fragrances, Inc., Fleet National Bank, as agent and as a lender, and Bank of America Illinois, as a lender, as amended by a First Amendment to Credit Agreement dated May 10, 1996 (as amended, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Credit Agreement.

       The Lenders hereby agree to amend on a temporary basis the defined term "Borrowing Base" by deleting (iv)(B) of the definition in its entirety and replacing it with the folllowing:

             "(B) one hundred sixty percent (160%) of Accounts Receivable Availability from January 1 through May 28, 1996 and for each fiscal year thereafter for the period from January 1 through June 30 of each year, two hundred twenty percent (220%) of Accounts Receivable Availability from May 29, 1996 through August 31, 1996 and for each year and one hundred twenty percent (120%) of Accounts Receivable Availability from September 1 through December 31 of each year, and provided further there shall be a reserve against total Eligible In-House Inventory of Five Hundred Thousand Dollars ($500,000)."

       Borrower hereby ratifies and confirms all of its obligations, covenants, duties and agreements set forth in the Credit Agreement, as amended by the terms hereof. All references to the "Credit Agreement" or the "Agreement" contained in the Credit Agreemment, the Notes, the Security Documents and all other documents and instruments evidencing obligations of

Borrower under or in connection with the Credit Agreement, the Notes or the Security Documents, shall be deemed to be amended to refer to the Credit Agreement, as amended by the terms hereof.

                                        Very truly yours,

                                        FLEET NATIONAL BANK, as Agent



                                        By: /s/ Robert T.P. Storer
                                           -------------------------------
                                           Robert T.P. Storer
                                           Vice President

                                        By: /s/ Frank O'Connor
                                           -------------------------------
                                           Frank O'Connor
                                           Vice President

                                        BANK OF AMERICA ILLINOIS, as Lender

                                        By: /s/ Randolph T. Kohler
                                           -------------------------------
                                           Randolph T.Kohler
                                           Senior Vice President

                                        FLEET NATIONAL BANK, as Lender

                                        By: /s/ Robert T.P. Storer
                                           -------------------------------
                                          Robert T.P. Storer
                                           Vice President

                                        By: /s/ Frank O'Connor
                                           -------------------------------
                                           Frank O'Connor
                                           Vice President

FLEET NATIONAL BANK, as Lender

By: /s/ William J. Mueller
   -------------------------------
   William J. Mueller
   Vice President - Operations and
   Chief Financial Officer